Exhibit 10.85

                           REPLACEMENT PROMISSORY NOTE

Austin, Texas                                                   August 31, 1999


PROMISE TO PAY: For value received, FEMPARTNERS OF CENTRAL TEXAS, INC., a Delaware corporation ("Borrower"), promises to pay to the order of AMERICAN PHYSICIANS SERVICE GROUP, INC., a Texas corporation ("Lender"), the Principal Amount, to the extent advanced by Lender, together with interest on the unpaid balance of such amount, in lawful money of the United States of America, in accordance with all the terms, conditions, and covenants of this Replacement Promissory Note (as may be amended or otherwise modified from time to time, together with the terms and provisions set forth in Exhibit A attached hereto (which are incorporated herein as though fully recited for all purposes), this "Note") set forth below.

Subject to and in reliance upon the terms, conditions, representations and warranties set forth herein, Lender agrees to make advances (collectively, an "Advance") hereunder to the fullest extent, but only as, required by the express terms of the Agreement and Plan of Merger dated as of August 31, 1999 ("Merger Agreement") among Lender, Borrower and FemPartners, Inc., a Delaware corporation ("FemPartners"). The obligation of Lender to make any Advance is subject to the condition precedent that Lender shall have received (i) this Note executed by Borrower, (ii) a guaranty executed by FemPartners for the benefit of Lender, and
(iii) a letter agreement substantially in the form attached as Exhibit B hereto executed by FemPartners. At any time that an event of default exists under this Note, Lender shall be under no obligation to make an advance under this Note.

BORROWER:            FemPartners of Central Texas, Inc., a Delaware corporation

BORROWER'S ADDRESS FOR NOTICE:          c/o FemPartners, Inc.
                                        1300 Post Oak Blvd., Suite 600
                                        Houston, Texas  77056
                                        Attention:  Jack Thompson

LENDER:            American Physicians Service Group, Inc., a Texas corporation

LENDER'S ADDRESS FOR PAYMENT:         1301 Capital of Texas Highway, Suite C-300
                                      Austin, Texas 78746

PRINCIPAL AMOUNT: Two Million and No/100 Dollars (U.S. $2,000,000).

INTEREST RATE:             Eight Percent per annum (8% p.a.)


PAYMENT TERMS: Interest only on the unpaid balance of this Note is due and payable quarterly, beginning on December 1, 1999, and continuing regularly thereafter on the first day of March, June, September and December of each year (each a "Quarterly Payment Date"), through November 30, 2001. Quarterly combined principal and interest payments, each such quarterly payment being in the amount of the Quarterly Amortization Amount, shall be due on eleven (11) Quarterly Payment Dates commencing on December 1, 2001 and running through September 1, 2004, where the "Quarterly Amortization Amount" is determined as equal to the

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constant  periodic  payment  amount  of the  principal  balance  outstanding  on
November 30, 2001 fully amortized over twelve quarterly (three month) periods at the constant interest rate of eight percent per annum. The twelfth and final combined principal and interest payment shall be due on the Quarterly Payment Date of September 1, 2004 and shall include the remaining outstanding balance on this Note plus all accrued and unpaid interest hereunder. Notwithstanding the foregoing, if FemPartners conducts an initial public offering or other public sale of its common stock, this Note shall mature and shall become due and payable upon the latter of (i) September 1, 2002 or (ii) the fifth business day after the date of such initial public offering or other public sale.

1.       INTEREST PROVISIONS:

(a) Rate: The principal balance of this Note form time to time remaining unpaid prior to maturity shall bear interest at the Interest Rate per annum stated above. Interest shall be calculated on the amount of each advance of the Principal Amount of this Note from the date of each such advance.

(b) Maximum Lawful Interest: The term "Maximum Lawful Rate" means the maximum rate of interest and the term "Maximum Lawful Amount" means the maximum amount of interest that is permissible under applicable state or federal law for the type of loan evidenced by this Note. If the Maximum Lawful Rate is increased by statute or other governmental action subsequent to the date of this Note, then the new Maximum Lawful Rate shall be applicable to this Note from the effective date thereof, unless otherwise prohibited by applicable law.

(c) Spreading of Interest: Because of the possibility of irregular periodic balances of principal or premature payment, the total interest that will accrue under this Note cannot be determined in advance. Lender does not intend to contract for, charge or receive more than the Maximum Lawful Rate or Maximum Lawful Amount permitted by applicable state or federal law, and to prevent such an occurrence Lender and Borrower agree that all amounts of interest, whenever contracted for, charged, or received by Lender, with respect to the loan of money evidenced by this Note, shall be spread, prorated, or allocated over the full period of time this Note is unpaid, including the period of any renewal or extension of this Note. If demand for payment of this Note is made by Lender prior to the full stated term, the total amount of interest contracted for, charged, or received to the time of such demand shall be spread, prorated, or allocated along with any interest thereafter accruing over the full period of time that this Note thereafter remains unpaid for the purpose of determining if such interest exceeds the Maximum Lawful Amount.



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(d) Excess  Interest:  At maturity  (whether by acceleration or otherwise) or on earlier final payment of this Note, Lender shall compute the total amount of interest that has been contracted for, charged, or received by Lender or payable by Borrower under this Note and compare such amount to the Maximum Lawful Amount that could have been contracted for, charged, or received by Lender. If such computation reflects that the total amount of interest that has been contracted for, charged, or received by Lender or payable by Borrower exceeds the Maximum Lawful Amount, then Lender shall apply such excess to the reduction of the principal balance and not to the payment of interest; or if such excess interest exceeds the unpaid principal balance, such excess shall be refunded to Borrower. This provision concerning the crediting or refund of excess interest shall control and take precedence over all other agreements

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between  Borrower  and  Lender so that  under no  circumstances  shall the total interest contracted for, charged, or received by Lender exceed the Maximum Lawful Amount.

(e) Interest After Default: At Lender's option, the unpaid principal balance shall bear interest after maturity (whether by acceleration or otherwise) at the "Default Interest Rate." The Default Interest Rate shall be, at Lender's option,
(i) the Maximum Lawful Rate, if such Maximum Lawful Rate is established by applicable law; or (ii) the Interest Rate stated on the first page of this Note plus five (5) percentage points per annum, if no Maximum Lawful Rate is established by applicable law; or (iii) eighteen percent (18%) per annum; or
(iv) such lesser rate of interest as Lender in its sole discretion may choose to charge; but never more than the Maximum Lawful Rate or at a rate that would cause the total interest contracted for, charged, or received by Lender to exceed the Maximum Lawful Amount.

(f) Daily Computation of Interest: To the extent permitted by applicable law, Lender at its option will calculate the per diem interest rate or amount based on the actual number of days in the year (365 or 366, as the case may be), and charge that per diem interest rate or amount each day. In no event shall Lender compute the interest in a manner that would cause Lender to contract for, charge, or receive interest that would exceed the Maximum Lawful Rate or the Maximum Lawful Amount.

2.       DEFAULT PROVISIONS:

(a) EVENTS OF DEFAULT AND ACCELERATION OF MATURITY: LENDER MAY, AFTER THIRTY (30) DAYS' WRITTEN NOTICE TO BORROWER AND BORROWER'S FAILURE TO CURE WITHIN SUCH 30-DAY PERIOD AND WITHOUT FURTHER NOTICE OR DEMAND, (except as otherwise required by statute), ACCELERATE THE MATURITY OF THIS NOTE AND DECLARE THE ENTIRE UNPAID PRINCIPAL BALANCE AND ALL ACCRUED INTEREST AT ONCE DUE AND PAYABLE IF:

         (i) There is default in the payment of any installment of principal, interest, or any other sum required to be paid under the terms of this Note; or

         (ii)     There  is  default  in  the   performance   of  any  covenant,
                  condition, or agreement contained in this Note, including any instrument securing the payment of this Note.

     (b) WAIVER BY BORROWER: EXCEPT AS PROVIDED IN PARAGRAPH 2(a) HEREOF, BORROWER AND ALL OTHER PARTIES LIABLE FOR THIS NOTE WAIVE, DEMAND, NOTICE OF INTENT TO DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST, NOTICE OF PROTEST, GRACE, NOTICE OF DISHONOR, NOTICE OF INTENT TO ACCELERATE MATURITY, NOTICE OF ACCELERATION OF MATURITY, AND DILIGENCE IN COLLECTION. EACH MAKER, SURETY, ENDORSER, AND GUARANTOR OF THIS NOTE WAIVES AND AGREES TO ONE OR MORE EXTENSIONS FOR ANY PERIOD OR PERIODS OF TIME, AND ANY PARTIAL PAYMENTS, BEFORE OR AFTER MATURITY, WITHOUT PREJUDICE TO THE HOLDER OF THIS NOTE. EACH MAKER,

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          SURETY, ENDORSER, AND GUARANTOR WAIVES NOTICE OF ANY AND ALL RENEWALS,
          EXTENSIONS, REARRANGEMENTS, AND MODIFICATIONS OF THIS NOTE.

(c) Non-waiver by Lender: Any previous extension of time, forbearance, failure to pursue some remedy, acceptance of late payments, or acceptance of partial payment by Lender, before or after maturity, does not constitute a waiver by Lender of its subsequent right to strictly enforce the collection of this Note according to its terms.

(d) Other Remedies Not Required: Lender shall not be required to first file suit, exhaust all remedies, or enforce its rights against any security in order to enforce payment of this Note.

(e) Joint and Several Liability: Each Borrower who signs this Note, and all of the other parties liable for the payment of this Note, such as guarantors, endorsers, and sureties, are jointly and severally liable for the payment of this Note.

(f) Attorney's Fees: If Lender requires the services of an attorney to enforce the payment of this Note, or if this Note is collected through any lawsuit, probate, bankruptcy, or other judicial proceeding, Borrower agrees to pay Lender an amount equal to its reasonable attorney's fees and other collection costs. This provision shall be limited by any applicable statutory restrictions relating to the collection of attorney's fees.

     3. SUBORDINATION: All indebtedness, obligations and liabilities of any kind of the Borrower from time to time owing with respect to this Note, including without limitation, principal and interest thereon
          (such indebtedness, obligations and liabilities are collectively referred to as "Subordinated Debt") is subordinate and junior in right of payment and collection in full of all amounts owing (including without limitation, interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law with respect to the Borrower as debtor) (i) under the primary senior loan agreement or credit agreement (as such loan agreement or credit agreement may be amended, renewed, extended, increased, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (the "Senior Credit Agreement"), of FemPartners, designated by FemPartners in accordance with Section 3(j) upon written notice to Borrower and Lender with the financial institution or financial institutions party thereto (together with their respective successors and assigns, collectively the "Senior Creditor"), and the other credit documents or loan documents referred to in such Senior Credit Agreement (the "Loan Documents"), and (ii) under any other indebtedness of FemPartners or Borrower now or hereafter outstanding in favor of any such Senior Creditor unless, in the case of any particular indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness shall not be senior in right of payment to the Subordinated Debt (foregoing clauses (i) through (ii) constituting, collectively, the "Senior Obligations") on the following terms and conditions:


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     (a)  No payment by the Borrower on the Subordinated  Debt (whether pursuant to the terms of the Subordinated Debt or upon acceleration or otherwise) shall be made if, at the time of any such payment, there exists a material default, as determined by the holders of the Senior Obligations in their sole discretion, in the payment of any Senior Obligations (a "Senior Payment Default"), and such Senior Payment Default shall not have been cured or waived by or on behalf of the
          holders  of  such  Senior   Obligations.   In  addition,   during  the
          continuance of

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     any  other material  event of default,  as determined by the holders of the
          Senior Obligations in their sole discretion, with respect to any Senior Obligations pursuant to which the maturity thereof may be accelerated, upon the giving by any holder of the Senior Obligations (or any agent, trustee, or representative thereof) of written notice to the Lender, no such payment may be made by the Borrower upon the Subordinated Debt for a period (the "Payment Blockage Period") commencing on the date of the giving of such notice and ending on the earlier of (x) 180 days after the date of the giving of such notice and (y) if a Remedy Blockage period referred to in Section 3(b)(X) is in effect, on the date of expiration of such Remedy Blockage Period. No event of default which existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Senior Obligations shall be, or be made, the basis for commencement of a second Payment Blockage Period whether within or without a period of 180 consecutive days unless such event of default shall have been cured for a period of not less than 30 consecutive days. During any period in which payments on the Subordinated Debt are not restricted pursuant to this Section 3(a), the holders of the Subordinated Debt shall be entitled to receive all payments due and owing in accordance with the terms of the Subordinated Debt, including any payments that were previously restricted in accordance with this Section 3(a).

     (b) During certain periods specified below (each a "Remedy Blockage Period"), the holders of the Subordinated Debt will not have any of the following rights (a "Remedy Blockage"): (i) to demand, sue for or take from or on behalf of the Borrower, by set-off or in any other manner, any moneys which may then or thereafter be owing by the Borrower on the Subordinated Debt, (ii) to commence, or to join with any person or entity in commencing, any suit, action or proceeding against the Borrower (A) to enforce payment of or to collect all or any portion of the Subordinated Debt or (B) to commence judicial enforcement of any of the rights and remedies under the documents or instruments governing the Subordinated Debt or applicable law, (iii) to accelerate the principal of or interest on or any other amount under the Subordinated Debt, or (iv) to commence, or to join with any person or entity in commencing, against Borrower or any of its property a bankruptcy, reorganization, insolvency, receivership or other similar proceeding (except that the holders of the Subordinated Debt may (1) charge interest at a default rate, (2) accelerate the
          Subordinated Debt after the Senior Obligations are accelerated or otherwise take such actions in respect of the Subordinated Debt as are taken by the holders of the Senior Obligations in respect of the Senior Obligations after such actions are taken by the holders of the Senior Obligations, (3) sue for specific performance, but not for damages or other sums of money, or obtain injunctive relief, in either case, in respect of the covenants of the Subordinated Debt which do not require, directly or indirectly, the payment by the Borrower of money, and (4) give notices and file law suits to prevent the running of the relevant statute of limitations, pursue rights in bankruptcy, reorganization, insolvency, receivership, or other similar proceedings, and otherwise protect legal rights).

                  The Remedy Blockage Periods shall be as follows:
                           (X) if there  shall exist a default in the payment of
                  any amounts owing under the Subordinated Debt (a "Payment Default"; provided that the failure of Borrower to make any payment, prepayment, reimbursement or deposit with respect to an obligation accelerated as a result of the occurrence of any default of this Note which was a Non-monetary Default (defined below) shall not be a Payment Default), the Remedy Blockage

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                  shall remain in effect for a Remedy Blockage Period ending 365 days after agent for the Senior Indebtedness receives written notice from any holder of the Subordinated Debt (or any designed representative thereof) of the occurrence of the Payment Default, unless extended as provided in clause (Y) below and

                           (Y) if there shall exist any default  with respect to
                  the Subordinated Debt other than a Payment Default (such debt being a "Non-monetary Default"), the Remedy Blockage Period shall remain in effect until such default is cured or waived by the holders of the Subordinated Debt or the first date the Senior Obligations are no longer outstanding; provided, however, that all Remedy Blockage Periods pursuant to this
                  Section 3(b)(Y) shall terminate and no further such Remedy Blockage Periods shall commence upon the expiration of any Remedy Blockage Period which has expired pursuant to Section 3(b)(X) hereof.

     (c) Upon any distribution to creditors of the Borrower in a liquidation or dissolution of the Borrower or in a bankruptcy, reorganization, insolvency, receivership, or other similar proceeding with respect to the Borrower or any of its property, (i) the holders of the Senior Obligations will be entitled to receive payment in full in cash, of all amounts payable under or in respect of the Senor Obligations (including interest accrued after the commencement of such proceeding) before the holders of the Subordinated Debt will be entitled to receive from the Borrower or its assets any payment under or in respect of the Subordinated Debt and (ii) until the holders of the Senior Obligations have received such payment in full in cash, any distribution from the Borrower or its assets to which the holders of the Subordinated Debt would otherwise be entitled is to be made to the holders of the Senior Obligations (or one or more trustees or representatives acting on their behalf). Subject to the prior payment in full in cash of all Senior Obligations (or provision made for payment in full in cash of all Senior Obligations), the holders of the Subordinated Debt shall be subrogated to the rights of the holders of the Senior Obligations to receive payments or distribution of assets of the Borrower applicable to the Senior Obligations until all amounts owing on the Subordinated Debt shall be paid in full.

     (d) The Lender (or a trustee, representative, or agent acting on its behalf) will be obligated to hold in trust for the benefit of, and to directly and immediately pay over or deliver to, with any necessary endorsement, the holders of the Senior Obligations (or one or more trustees, representatives, or agents acting on their behalf) all payments and distributions received by the Lender (i) in contravention of the restrictions contained in the preceding clauses (a) through (c) or (ii) as a result of any lien in violation of clause (e) below; provided, however, that notwithstanding such restrictions, the Lender shall be entitled to receive and to retain any and all payments (i) made in securities of the Borrower provided the same are subordinated to the Senior Obligations at least to the same extent as the Subordinated Debt or (ii) made in accordance with any relevant court order respecting the subordination provided for herein.

     (e) The Lender will not create, assume, or suffer to exist any lien, security interest, or assignment of collateral securing the repayment of the Subordinated Debt unless the foregoing shall be fully subordinate to any lien, security interest, or assignment in favor of

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          the Senior  Creditor  which secures any of the Senior Debt. The Lender hereby subordinates any and all of its liens, security interests and assignments of collateral to all such security rights from time to time existing in favor of the Senior Creditor.

(f) The Lender and the Borrower agree to execute any and all other instruments reasonably requested by the Senior Creditor to further evidence the subordination of the Subordinated Debt to the Senior Debt as herein provided.

(g) This provisions of this Section 3 are irrevocable and the Senior Creditor may, without notice to any of the parties hereto and without impairing or releasing the obligations of the Borrower and the Lender hereunder, (i) create Senior Debt by extending credit under the Credit Agreement; (ii) change the terms of or increase the amount of the Senior Debt by increasing, extending, rearranging, amending, supplementing, or otherwise modifying any instrument or agreement creating Senior Debt; (iii) sell, exchange, release, or otherwise deal with any collateral securing any Senior Debt; (iv) release anyone, including the Borrower or any guarantor, liable in any manner for the payment or collection of any Senior Debt; (v) exercise or refrain from exercising any rights against the Borrower or any other person or entity; and (vi) apply any sums received by any Senior Creditor, from whatever source, to the payment of the Senior Debt.

(h) (i) The Lender will cause all Subordinated Debt to be evidenced by a note, debenture, instrument, or other writing evidencing the Subordinated Debt and will inscribe a statement or legend thereon to the effect that such note, debenture, instrument, or other writing is subordinated to the Senior Debt in favor of the Senior Creditor in the manner and to the extent set forth in this Note.

         (ii) The Lender shall not assign or otherwise transfer to any other Person or entity any interest in the Subordinated Debt unless the Lender causes the assignee or other transferee to acknowledge to the reasonable satisfaction of the Senior Creditor the subordination of the Subordinated Debt in accordance with this Note.

(i) The foregoing provisions will be enforceable against the Lender, by or on behalf of the holders of the Senior Obligations.


(j) The designation by FemPartners of the Senior Creditor and the Senior Credit Agreement are binding on FemPartners, the Borrower and the Lender for the benefit of the Senior Creditor until such time as FemPartners and the Senior Creditor (or in the instance of multiple financial institutions in the same credit facility, the lead bank or agent lender, as the case may be of the Senior Creditor) furnishes Borrower and Lender with written revocation of the then current designations of the Senior Creditor and the Senior Credit Agreement. Without such written revocation of FemPartners and Senior Creditor, or its lead bank or agent lender, no revocation of the then existing designations shall be effective. From the date hereof until revoked or modified pursuant to this clause (j), FemPartners designates, and each of the Borrower and the Lender acknowledges, that (A) the "Senior
          Credit Agreement" is the Credit Agreement dated as of June 30, 1999 among FemPartners, certain subsidiaries of FemPartners and the Senior Creditor identified below, as may be amended or otherwise modified from time to time, and (B) the "Senior Creditor" is General Electric

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          Capital Corporation,  a New York corporation and the other lenders, if any, from time to time party to the Senior Credit Agreement. No new or replacement Senior Credit Agreement or Senior Creditor thereunder designated by FemPartners shall be effective until all then current designations have been revoked in accordance with this Section 3(j)

4.       MISCELLANEOUS PROVISIONS:

(a) Subsequent Holder: All references to Lender in this Note shall also refer to any subsequent owner or holder of this Note by transfer, assignment, endorsement, or otherwise.

(b) Transfer: Borrower acknowledges and agrees that Lender may transfer this Note or partial interests in this Note to one or more transferees or participants. Borrower authorizes Lender to disseminate any information it has pertaining to the loan evidenced by this Note, including, without limitation, credit information on Borrower and any guarantor of this Note, to any such transferee or participant or prospective transferee or participant.

(c) Other Parties Liable: All promises, waivers, agreements, and conditions applicable to Borrower shall likewise be applicable to and binding upon any other parties primarily or secondarily liable for the payment of this Note, including all guarantors, endorsers, and sureties.

(d) Successors and Assigns: The provisions of this Note shall be binding upon and for the benefit of the successors, assigns, heirs, executors, and administrators of Lender and Borrower.

(e) No Duty or Special Relationship: Borrower acknowledges that Lender has no duty of good faith to Borrower, and Borrower acknowledges that no fiduciary, trust, or other special relationship exists between Lender and Borrower.

(f) Modifications: Any modifications agreed to by Lender relating to the release of liability of any of the parties primarily or secondarily liable for the payment of this Note, or relating to the release, substitution, or subordination of all or part of the security for this Note, shall in no way constitute a release of liability with respect to the other parties or security not covered by such modification.

(g) Entire Agreement: Borrower warrants and represents that this Note constitutes the entire agreement between Borrower and Lender with respect to the loan evidenced by this Note and agrees that no modification, amendment, or additional agreement with respect to such loan or the advancement of funds thereunder will be valid and enforceable unless made in writing signed by both Borrower and Lender.

(h) Borrower's Address for Notice: All notices required to be sent by Lender to Borrower shall be sent by U.S. Mail, postage prepaid, to Borrower's Address for Notice stated on the first page of this Note, until Lender shall receive written notification from Borrower of a new address for notice.

(i) Lender's Address for Payment: All sums payable by Borrower to Lender shall be paid at Lender's Address for payment stated on the first page of this Note, or at such other address as Lender shall designate from time to time.

(j) Business Use: Borrower warrants and represents to Lender that the proceeds of this Note will be used solely for business or commercial purposes, and in no way will the proceeds be used for personal, family, or household purposes.

(k) Chapter 15 Not Applicable: It is understood that chapter 15 of the Texas Credit Code relating to certain revolving credit loan accounts and tri-party accounts is not applicable to this Note.

(l) APPLICABLE LAW: THIS NOTE HAS BEEN EXECUTED AND DELIVERED IN TEXAS AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO TRANSACTIONS IN TEXAS.

(m) Replacement of Prior Note: This Note is given in substitution for and replacement and modification of, and not as payment of, the Promissory Note dated November 1, 1998 in the original principal amount of $3,000,000 executed by Syntera HealthCare Corporation, a Texas corporation, payable to the order of Lender.

EXECUTED as of the date first above written.

                           BORROWER:        FEMPARTNERS OF CENTRAL TEXAS, INC.,
                                                     a Delaware corporation

                                            By:  /s/ William C. Altman
                                                 --------------------------
                                                 William C. Altman
                                                 Executive Vice President

                                    EXHIBIT A

                        Supplemental Terms and Provisions

         S-1.1 Until payment in full of the Note and performance of all other obligations of Borrower hereunder, unless Lender provides its written consent to the contrary:

                  (a) Existence and Compliance. Borrower will maintain its corporate existence in good standing, will substantially comply with all material laws, regulations and governmental requirements applicable to it or to any of its property, business operations and transactions, and will provide Lender with copies of all instruments filed with the Delaware Secretary of State amending and/or renewing its certificate of incorporation.

                  (b) Adverse Conditions or Events. Borrower will promptly advise Lender in writing of any condition, event or act which comes to its attention that would reasonably be expected to materially and adversely affect Borrower's financial condition or Lender's rights under the Note or the Guaranty.

                  (c) Taxes. Borrower will pay all federal and state taxes relating to the employees, payroll, income or gross receipts of Borrower prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof excluding taxes being contested in good faith by appropriate proceedings and for which, if required by generally accepted accounting practices consistently applied, adequate reserves have been established.

                  (d) Transfer of Assets. Except in the normal course of its business, Borrower will not sell, lease, assign, or otherwise dispose of or transfer all or substantially all of its assets.

                  (e) Change in Ownership or Structure. Borrower will not dissolve or liquidate, become a party to any merger or consolidation other than with an affiliate of Borrower or reorganize as a professional corporation.

                  (f) Violate Other Covenants. Borrower will not violate or fail to comply with any covenants or agreements regarding other debt which would, with the passage of time or upon demand or both, cause the maturity of any debt arising under the Senior Credit Agreement to be accelerated.

         S-1.2 Events of Default. If one or more of the following events shall occur and continue after thirty (30) days' written notice to Borrower (each an "Event of Default"), all outstanding principal plus unpaid interest of the Advance and any other indebtedness of Borrower to Lender shall automatically be due and payable immediately and Lender shall have no further obligation to fund under the Note unless and until all events of default have been cured or waived:

                  (a) Default shall be made in the payment of any installment of principal or interest upon the Note, when due and payable, whether at maturity or otherwise; or

                  (b) Default shall be made in the performance of any material term, covenant or agreement contained herein; or

                  (c) Any representation or warranty herein contained in this Note or the Guaranty shall prove to have been untrue or incorrect in any material respect when made; or

                  (d) Any final judgment or judgments for the payment of money in excess of $500,000 in the aggregate at any time outstanding shall be rendered against Borrower and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

                  (e) Any bankruptcy case or dissolution proceeding shall have been commenced against FemPartners and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more; or

                  (f) Borrower makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts generally as they become due, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of Borrower or any substantial part of its property, commences any action relating to Borrower under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or any bankruptcy case or dissolution proceeding shall have been commenced against Borrower and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more.

         S-1.3 Lender's Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender, without notice of any kind, except for any notice required under this Note or the Guaranty, may, at Lender's option: (i) by notice to Borrower, terminate its obligation to fund any unfunded Advance hereunder; (ii) declare the Indebtedness, in whole or in part, immediately due and payable; and/or (iii) exercise any other rights and remedies available to Lender under the Note or the Guaranty or applicable law; except that upon the occurrence of an Event of Default described in subsection S-1.2(f), all the Indebtedness shall automatically be immediately due and payable, and Lender's obligation to fund Advances hereunder shall automatically terminate, without notice of any kind to Borrower or to FemPartners, or to any other person. Borrower, FemPartners and each guarantor, surety, and endorser of the Note, and any and all other parties liable for the Indebtedness or any part thereof, waive demand, notice of intent to demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, and diligence in collection. Notwithstanding anything to the contrary herein or in the Guaranty, in the event of any Event of Default that is occasioned solely by a default or breach under the Merger Agreement, Lender's remedy hereunder shall be limited to the remedy set forth in clause (i) of the first sentence in this Section S-1.3.

         S-1.4 Participation or Sale of Loan. Lender shall have the right to sell the Note, or participation interests in the Note to any direct or indirect wholly owned subsidiary of Lender. Borrower shall execute, acknowledge and deliver all instruments reasonably necessary to document the unpaid indebtedness evidenced by the Note. Lender shall have the right to disclose in confidence to such subsidiary purchaser such financial information regarding Borrower as may be necessary to complete any sale or attempted sale of the Note or participations or attempted participations in the Advance.

                                    EXHIBIT B

                         [Form of Side Letter Agreement]

                                 August 31, 1999

American Physicians Service Group, Inc.
1301 Capital of Texas Highway, Suite C-300
Austin, Texas  78746-6550

         Re:      Syntera HealthCare Corporation ("Syntera")

Ladies and Gentlemen:

Reference is made to the Replacement Promissory Note dated August 31, 1999 (as may be amended or otherwise modified from time to time, the "Note") of FemPartners of Central Texas, Inc., a Delaware corporation ("Borrower"), payable to the order of American Physicians Service Group, Inc. ("Lender"), which Note is issued to amend, restate and replace the Promissory Note dated November 1, 1998 of Syntera HealthCare Corporation, a Texas corporation, payable to the order of Lender. So long as Borrower owes any monies to Lender under the Note, FemPartners, Inc., a Delaware corporation ("FemPartners"), agrees that it:

         A. shall provide Lender with audited financial statements on an annual basis within one hundred twenty (120) to one hundred fifty (150) days after the close of a fiscal year; but in no event beyond five (5) days after such audited financial statements have been prepared and are to be delivered to any other lender of FemPartners;

         B. shall NOT declare any dividend (i) without the prior consent of the Lender which consent shall not be unreasonably withheld, or (ii) unless required by an existing agreement with the holders of the preferred stock of FemPartners;

         C. shall NOT redeem its stock for cash in an amount in excess of $250,000 during any calendar year, except (i)upon the prior consent of Lender, which consent shall not be unreasonably withheld, (ii) as may be required by an existing agreement with the holders of preferred stock of FemPartners, (iii) as may be required to settle contractual or other disputes with any physician or physician group under a management agreement directly or indirectly affecting FemPartners or any of its subsidiaries, or (iv) in connection with the purchase of FemPartners stock from any departing or retiring physician whose had a physician practice prior to such departure or retirement under a management agreement directly or indirectly involving FemPartners or any of its subsidiaries.

Lender shall be entitled to rely on the covenants made by FemPartners hereunder for all purposes in connection with the Note.